PERSONAL FINANCIAL PLANNING,
BUSINESS SERVICES & TAX PLANNING

April 12, 2016

Securities and Exchange Commission 100 F. Street, N.E.
Washington, DC 20549

RE: Ample-Tee, Inc.
File 333-179079

Commissioners:

We have read Item 4.01 of the Form 8-K dated April  12, 2016, of Ample-Tee, Inc. and are in agreement with the statements contained therein insofar as they relate to our dismissal and our audits for the fiscal years ended August 31, 2015 and 2014 and our reviews of interim financial statements. We agree with the statements concerning our Firm in such Form 8-K. At this time, there are no accounting disagreements on the financial statements audited or reviewed by this firm and filed with the Securities and Exchange Commission. We are not in a position to agree or disagree with the statements contained therein in Item 4.01 regarding the engagement of another independent registered public accounting firm or the approval of such engagement by the Board of Directors of the registrant.

Sincerely,

/s/Kyle L.Tingle, CPA, LLC

3145 E. Warm Springs Road • Suite 200 • Las Vegas, Nevada 89120 • PHONE: (702) 450-2200 • FAX: (702) 436-4218
E-MAIL: ktingle@kyletinglecpa.com